Exhibit 99.1

Nightfood Secures Spot in Real California Milk Excelerator Innovation Program Finals, Ice Cream Sandwiches Under Development for Hotel Lobby Shops

Pioneering night snack brand to offer hotels more options and convenient single serve items

Tarrytown, NY, October 28, 2021 – Nightfood Holdings, Inc. (OTCQB: NGTF), the better-for-you snack company addressing the $50 billion Americans spend annually on night snacks, has announced it is developing Nightfood ice cream sandwiches for single-serve retail sale in hotel lobby shops across the country.

The Company won its semi-final round in the Real California Milk 2021 Excelerator program presented by the California Milk Advisory Board (CMAB) and VentureFuel. As a result, Nightfood will be one of four finalists competing for two six-figure prizes to invest in marketing support for innovative dairy products made with milk from California. The finals will take place November 18, 2021 at 8 pm eastern time. Interested parties are encouraged to pre-register here to observe the event live.

The industry expert judges, in their determination of the winners of the semi-final round, expressed a belief that Nightfood having sleep-friendly snack products widely available in hotels was a creative and powerful channel strategy which they believed could power the brand to mainstream success.

Industry sources estimate approximately 20,000 American hotels currently sell ice cream in their freezers, and that number is growing. The Nightfood ice cream sandwich is being developed with a focus on distribution in the hotel space, with possible supermarket introduction thereafter.

“As our pints are expected to soon be launching in hotels all across the country, we’re excited about expanding our offerings,” commented Nightfood CEO Sean Folkson. “Having both single serve novelties and 16-ounce pints in the hotel freezer together can drive higher unit sales, which means more consumer trial of the Nightfood brand. We’d expect that to then result in additional sales velocity growth in our supermarket accounts.”

Data from hotel grab-and-go industry leader Impulsify reveal that all ten of the top-ten best-selling hotel ice cream products are either single serve novelties or single-serve cups. Such items are reported to make up over 70% of hotel ice cream unit sales. Pints, because of their higher retail price point, are reported to account for almost 50% of all category dollar sales.

The Impulsify 2021 hotel retail guide, Grab & Go For It!, reported “Ice cream ranked in the top 3 highest performing categories with novelties outselling cups and pints. Guests are consuming the treat in record numbers.”

Nightfood management believes hotels have an obligation to facilitate quality sleep for their guests. This obligation goes beyond comfort and quiet; it also includes nutrition. Management believes hotels will move towards making sleep-friendly night snack options readily available on premises in many popular snack formats, not just ice cream.

With help from the CMAB, the Company is working to secure California-based copacker production capacity for the ice cream sandwiches, which will then be presented to hotel decision-makers for inclusion in their freezer assortment. Production would begin when the Company has secured a hotel distribution commitment for the ice cream sandwich line.

About Nightfood: Pioneering the Night Snack Category

Over 80% of Americans snack regularly at night, resulting in an estimated 700 million nighttime snack occasions weekly, and an annual spend on night snacks of over $50 billion. The most popular choices are ice cream, cookies, chips, and candy. Recent research confirms these snacks, in addition to being generally unhealthy, can impair sleep due to excess fat and sugar consumed before bed.

Nightfood is pioneering the category of night snacks. Nightfood ice cream, the brand’s first mainstream product, is uniquely formulated by sleep and nutrition experts to contain less of those sleep-disruptive ingredients, along with a focus on ingredients and nutrients that research suggests can support nighttime relaxation and better sleep quality.

Unlike regular ice cream, Nightfood was formulated to contain more tryptophan, vitamin B6, calcium, magnesium, zinc, prebiotic fiber, and casein protein. It also has less sugar, less fat, and a lower glycemic profile. Because of its great taste and unique nutritional profile, Nightfood has been endorsed as the Official Ice Cream of the American Pregnancy Association and is the recommended ice cream for pregnant women.

The brand won the 2019 Product of the Year award in the ice cream category in a Kantar survey of over 40,000 consumers. Nightfood was also named Best New Ice Cream in the 2019 World Dairy Innovation Awards.

Nightfood ice cream is available in divisions of Walmart, Albertson’s, and H-E-B, as well as many regional supermarket chains and independent retailers, and select hotel locations.

Questions can be directed to investors@Nightfood.com

Management also encourages Nightfood shareholders to connect with the Company via these methods:

E-mail: By signing up at ir.nightfood.com, investors can receive updates of filings and news releases in their inbox.

Telegram: There is now a live, interactive Telegram group which interested parties can join to reach team members and discuss Nightfood. Ask questions, learn more about the company and discuss future prospects. Join the Telegram Group Here: https://t.me/NightfoodHoldings

About Real California Milk/California Milk Advisory Board

The California Milk Advisory Board (CMAB), an instrumentality of the California Department of Food and Agriculture, is funded by the state’s dairy farm families who lead the nation in sustainable dairy farming practices. With a vision to nourish the world with the wholesome goodness of Real California Milk, the CMAB’s programs focus on increasing demand for California’s sustainable dairy products in the state, across the U.S. and around the world through advertising, public relations, research, and retail and foodservice promotional programs. For more information and to connect with the CMAB, visit RealCaliforniaMilk.com, Facebook, YouTube, Twitter, Instagram and Pinterest.

About VentureFuel, Inc.

Founded in 2014, VentureFuel is an independent innovation consultancy that builds innovation programs for industry leaders by unlocking the power of external innovation through startup collaboration. Its programs focus on changing behaviors and beliefs in order to unlock new sources of growth. We provide senior leaders with the tools to drive transformative change within their organizations by opening up their teams to new ways of working, products, services and routes to market. Learn more at: www.venturefuel.net, Linked-In, Twitter and Instagram. You can hear The VentureFuel Podcast on Apple, Spotify or Simplecast.

Forward Looking Statements:

This current press release contains “forward-looking statements. Statements in this press release which are not purely historical (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to, any products sold or cash flow from operations.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with distribution and difficulties associated with obtaining financing on acceptable terms. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our most recent annual report for our last fiscal year, our quarterly reports, and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Media Contact:

Kevin Farrell

Notably

media@Nightfood.com

215-760-7547

Investor Contact:

Stuart Smith

SmallCapVoice

investors@nightfood.com

888-888-6444, x3

3